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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of
Urohealth Systems, Inc. (Form S-8, No. 333-       ) for the registration
of 166,016 shares of its Common Stock of our report dated August 22, 1994, with respect to the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.



                                                  /s/ Doane Raymond
                                                  Chartered Accountants

Toronto, Canada
May 5, 1997